Exhibit 99.1

DRI Corporation Announces International Order for Mobitec(R) Electronic
                       Destination Sign Systems

            Chilean Order Valued in Excess of $900,000 USD


    DALLAS--(BUSINESS WIRE)--July 24, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Mobitec Brazil Ltda. joint venture of its Swedish subsidiary Mobitec AB (Mobitec) has received an order for Mobitec(R) electronic destination sign systems valued in excess of $900,000 USD.

    "This order is our second major order in the Chilean market; we previously announced an order valued at $1.9 million USD in May 2005. The Mobitec Brazil Ltda. operating team expects to begin delivery in third quarter 2007 from our operation in Caxias Do Sul, Brazil, and to conclude delivery in 2007. Our international business growth through Mobitec has been remarkable. We believe Mobitec's efforts will open doors to additional international market channels for other DRI products and business units. We see the international market as being a significant future growth opportunity for the Company," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT MOBITEC AB

    A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as ventures in Brazil and India.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the Mobitec(R) order or its expected delivery and installation dates; our belief that Chile presents a potentially new or expanded marketplace for our goods and services; our belief that this order fits in with achieving our 2007 strategic goals; our belief that Mobitec is opening additional international market channels for other DRI products and business units; and our belief that the international market represents a significant growth opportunity for our products and services; as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties about the assumptions behind the Mobitec(R) orders, delivery and installation; risk that Chile may not represent a new or expanded market for our goods and services; risk that this order may not significantly contribute to our 2007 strategic goals; risk that Mobitec may not open additional international market channels for other DRI products and business units; and risk that we have overestimated the growth potential for our products and services in the international market; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com